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                                                                   Exhibit 10.19
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Employment Agreement") is made and entered into as of the 1st day of March, 2001, by and among Danka Business Systems PLC ("Company"), and Michael B. Gifford, an individual ("Director").

WITNESSETH:

     WHEREAS, the Company wishes to assure itself of the services of Director, on the terms and conditions set forth herein; and Director desires to be so employed by the Company on said terms.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Director, and Director hereby accepts employment with the Company, all upon the terms and subject to the conditions set forth in this Employment Agreement.

2. CAPACITY AND DUTIES. Director is and shall be employed in the capacity of Chairman of the Board of the Company and shall have such other duties, responsibilities and authorities as are consistent with the level of authority as the Chairman of the Board of the Company. Director agrees to discharge his obligations hereunder and perform his duties in accordance with the general policies established by the Board of Directors of the Company ("Board"). It is acknowledged by the Company that Director shall perform the majority of his duties from Naples, Florida, U.S.A. Director agrees to also perform his duties elsewhere in the world as may be required from time to time by the Company.

3. EMPLOYMENT. Employment of Director by the Company pursuant to this Employment Agreement shall begin on March 1, 2001, and continue until terminated by either party as provided herein.

4. BASE SALARY. During the Employment Period and subject to all the terms and conditions of this Employment Agreement, the Company shall pay Director a base salary at the rate of $200,000.00 per annum, payable in a manner consistent with the Company's payroll procedures for U.S. salaried employees. The Human Resources Committee of the Board of Directors shall review the base salary on a yearly basis, beginning April 1, 2002, and make such adjustments as it believes appropriate. In no event shall the base salary be reduced below $200,000.00 per annum.

5. ADDITIONAL COMPENSATION AND BENEFITS. During the Employment Period, the Company shall pay to or provide Director with the following:

(a) Medical Insurance. The Company shall provide Director and his spouse with health insurance coverage no less favorable than that from time to time made

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     available to other key employees of the Company located in the United
     States. Such insurance shall continue for a period of 12 months in the event this Agreement is terminated by a majority of the Company's Directors pursuant to Paragraph 6 hereof.

     (b) Business Expenses. The Company shall reimburse Director for all reasonable, ordinary and necessary expenses (including first class air travel) he incurs in connection with his employment by the Company (including but not limited to, automobile and other business travel, lodging and customer entertainment expenses).

6. INDEMNIFICATION. The Company will, to the fullest extent permitted by law, indemnify and hold Director harmless from any and all liability (including, without limitation, judgments, fines, settlement payments, expenses, costs, and attorneys' fees) arising from his service as an employee, officer, or director of the Company. To the fullest extent permitted by law, if there is a potential or actual conflict of interest between the Company and Director, the Company will advance legal fees and expenses to Director for counsel selected by Director in connection with any litigation, investigation, action, suit, or other proceeding related to Director's employment with the Company or his performing services for the Company, whether as a director, officer, or employee of the Company. During the Term, the Company shall maintain adequate and reasonable Directors and Officers liability insurance naming Director as an insured.

7. TERMINATION BY THE COMPANY OR BY DIRECTOR. This Employment Agreement may be terminated by the Director upon thirty (30) days' written notice to the Board of Directors; or by the Company upon thirty (30) days' written notice of a resolution of the Board authorizing such termination. Such resolution shall require the affirmative vote of a majority of the Company's Directors, excluding the vote of Director.

8. STATUS UPON TERMINATION. In the event of termination under paragraph 6, and unless Director voluntarily resigns from the Board of Directors, Director shall be entitled to receive compensation as paid to the other non-executive Directors, until such time as Director shall cease to be a Director pursuant to the Company's Articles of Association.

9. DEATH. In the event of Director's death during his employment, the Company shall pay to Director's estate Director's base salary accrued through the date of death.

10. NON-COMPETITION AND CONFIDENTIALITY. As used in this Section 12, the term "Restricted Area" shall mean, during the Employment Period, and during the twenty-four (24) months following the termination of Director's employment hereunder for any reason specified in the Employment Agreement, the entire world. During the Employment Period and for a period of twenty-four months following the termination of Director's employment hereunder for any reason specified in the Employment Agreement, Director shall not, in the Restricted Area, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the businesses engaged in by the Company; further, Director shall not engage in such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant,

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or any other relationship or capacity; provided, however, that nothing contained in this Section 12 shall be deemed to prohibit Director from acquiring, solely as an investment, a less than one percent interest in the equity of any publicly traded corporation or limited partnership.

     Director, except within the course of the performance of his duties hereunder, shall not at any time while he is in the employ of the Company and for 24 months thereafter (i) employ any individual who is then employed by the Company, or (ii) in any way cause, influence, or participate in the employment of any individual which would be contrary to the Company's best interests, as determined by the Company in its sole discretion.

     Director's services are unique and any breach or threatened breach by Director of any provision of this Section 12 shall cause the Company irreparable harm which cannot be remedied solely by damages. In the event of a breach or threatened breach by Director of any of the provisions of this Section 12, the Company shall be entitled to injunctive relief restraining Director and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity in the event of such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Director hereunder.

11. MODIFICATION AND WAIVER. No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Director and a majority of the remaining Board members. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

12. AMENDMENTS. No amendments or variations of the terms and conditions of this Employment Agreement shall be valid unless the same is in writing and signed by all of the parties hereto.

13. SEVERABILITY. The invalidity or unenforceability of any provision of this Employment Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision herein contained. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability.

14. ENTIRE AGREEMENT. This Employment Agreement sets forth the entire agreement and understanding of the Company and Director in respect of the terms and conditions of Director's employment after the Commencement Date, and supersedes all prior employment agreements, covenants or representations or warranties, whether oral or written, made by the parties, or any representative of the Company, with respect to such terms and conditions of employment.

15. GOVERNING LAW. This Employment Agreement shall be construed and enforced pursuant to the laws of the State of Florida.

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16.  ARBITRATION. Any controversy or claim arising out of or relating to this
Employment Agreement or any transactions provided for herein, or the breach thereof, other than a claim for injunctive relief shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. One arbitrator shall be named by the Company, a second shall be named by Director and the third arbitrator shall be named by the two arbitrators so chosen. In the event that the third arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in St. Petersburg, Florida or such other location as may be mutually agreed to by the Company and Director. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code, as amended. The prevailing party shall be entitled to an award of pre- and post-award interest as well as reasonable attorneys' fees, costs and expenses incurred in connection with the arbitration and any judicial proceedings related thereto.

17.  COUNTERPARTS.  This Employment Agreement may be executed in more than one
(1) counterpart and each counterpart shall be considered an original.

18. AUTHORITY. The undersigned, on behalf of Danka Business Systems PLC, represents and warrants that this document is being executed pursuant to a resolution of a majority of the Board of Directors (excluding Director), authorizing such execution.

     IN WITNESS WHEREOF, this Employment Agreement has been duly executed by the Company and Director as of the date first above written.

                              DANKA BUSINESS SYSTEMS PLC



                              By:
                                 -------------------------

                              DANKA HOLDING COMPANY



                              By:
                                 -------------------------


                              "DIRECTOR"



                              /s/ Michael B. Gifford
                              ----------------------
                              Michael B. Gifford


                              DANKA OFFICE IMAGING COMPANY



                              By:
                                 -------------------------

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